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                                                                    Exhibit 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Advocat Inc.
Franklin, Tennessee

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Numbers 33-93940 and 33-93950) of Advocat Inc. of our report dated March 12, 2004, relating to the 2003 consolidated financial statements and financial statement schedules, which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

Memphis, Tennessee
March 26, 2004


                                           BDO Seidman, LLP